                                                                      EXHIBIT 99
[ALLETE LOGO]


                                           For Release:       July 28, 2006
                                           CONTACT:           Eric Olson
                                                              218-723-3947
                                                              eolson@allete.com

                                           INVESTOR           Tim Thorp
                                           CONTACT:           218-723-3953
                                                              tthorp@allete.com
NEWS

                   ALLETE REPORTS SECOND QUARTER 2006 EARNINGS
                   -------------------------------------------

          EARNINGS PER SHARE FROM CONTINUING OPERATIONS INCREASE 29%,
                         EXCLUDING ONE-TIME 2005 CHARGE

ALLETE (NYSE: ALE) today reported second quarter 2006 earnings from continuing operations of $0.49 per diluted share compared to a loss of $1.46 in the second quarter of 2005. The results a year ago were impacted by a $1.84 per share charge related to the assignment of a Kendall County, Ill. power purchase agreement. Excluding that one-time charge, ALLETE's second quarter earnings per share from continuing operations are 29 percent higher in 2006 than in 2005.

"Halfway though the year, ALLETE's earnings are where we expected them to be," said CEO Don Shippar. "We anticipate our 2006 earnings per share from continuing operations, as we projected earlier, will increase 15 percent to 20 percent over 2005."

During the quarter, income from ALLETE's real estate segment was driven by contract closings at the Town Center at Palm Coast development in northeast Florida. ALLETE Properties net income doubled from $2.8 million in 2005 to $5.6 million in 2006. As of June 30, 2006, ALLETE had a total of $128.9 million of land sales under contract, up from $85.3 million at the end of March 2006. Those contracts are expected to close over the next several years.

Earnings from ALLETE's energy businesses were $7.7 million in the second quarter of 2006, the same as the comparable period a year ago, excluding the one-time Kendall charge. Plant maintenance at Minnesota Power generating facilities resulted in $1.1 million of additional after-tax operating and maintenance expense during the quarter compared to 2005.

In late May, ALLETE made its initial investment in the American Transmission Company and as of June 30, had invested a total of $11.5 million. Shippar said the income contribution from ATC will accelerate as ALLETE continues to make additional investments during the year. He noted that the company intends to invest an additional $48.5 million in ATC by year-end, giving ALLETE an ownership interest of approximately nine percent.

ALLETE's corporate headquarters are located in Duluth, Minnesota. ALLETE provides energy services in the upper Midwest and has significant real estate holdings in Florida. More information about the company is available on ALLETE's Web site at www.allete.com.
            --------------

THE STATEMENTS CONTAINED IN THIS RELEASE AND STATEMENTS THAT ALLETE MAY MAKE ORALLY IN CONNECTION WITH THIS RELEASE THAT ARE NOT HISTORICAL FACTS, ARE FORWARD-LOOKING STATEMENTS. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, AND INVESTORS ARE DIRECTED TO THE RISKS DISCUSSED IN DOCUMENTS FILED BY ALLETE WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                      ###

                          [recycle logo] RECYCLED PAPER
            ALLETE - 30 WEST SUPERIOR STREET, DULUTH, MINNESOTA 55802
                                 WWW.ALLETE.COM

ALLETE NEWS RELEASE                                                       PAGE 2
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
                                                      ALLETE, INC.
                                            CONSOLIDATED STATEMENT OF INCOME
                                      FOR THE PERIODS ENDED JUNE 30, 2006 AND 2005
                                            Millions Except Per Share Amounts
                                                                                  QUARTER ENDED                 YEAR TO DATE
                                                                               2006           2005          2006           2005
-----------------------------------------------------------------------------------------------------------------------------------
OPERATING REVENUE                                                             $178.3         $174.4         $370.8         $367.7
-----------------------------------------------------------------------------------------------------------------------------------

OPERATING EXPENSES
     Fuel and Purchased Power                                                   63.0           68.9          132.4          136.5
     Operating and Maintenance                                                  76.8           71.7          151.3          144.4
     Kendall County Charge                                                         -           77.9              -           77.9
     Depreciation                                                               12.2           11.9           24.4           23.8
-----------------------------------------------------------------------------------------------------------------------------------

         Total Operating Expenses                                              152.0          230.4          308.1          382.6
-----------------------------------------------------------------------------------------------------------------------------------

OPERATING INCOME (LOSS) FROM CONTINUING OPERATIONS                              26.3          (56.0)          62.7          (14.9)
-----------------------------------------------------------------------------------------------------------------------------------

OTHER INCOME (EXPENSE)
     Interest Expense                                                           (6.4)          (6.7)         (12.8)         (13.5)
     Other                                                                       3.4            1.5            5.1           (2.7)
-----------------------------------------------------------------------------------------------------------------------------------

         Total Other Expense                                                    (3.0)          (5.2)          (7.7)         (16.2)
-----------------------------------------------------------------------------------------------------------------------------------

INCOME (LOSS) FROM CONTINUING OPERATIONS
     BEFORE MINORITY INTEREST AND INCOME TAXES                                  23.3          (61.2)          55.0          (31.1)
MINORITY INTEREST                                                                0.8            0.2            2.1            1.4
-----------------------------------------------------------------------------------------------------------------------------------

INCOME (LOSS) FROM CONTINUING OPERATIONS
     BEFORE INCOME TAXES                                                        22.5          (61.4)          52.9          (32.5)
INCOME TAX EXPENSE (BENEFIT)                                                     8.9          (21.6)          20.5          (10.1)
-----------------------------------------------------------------------------------------------------------------------------------

INCOME (LOSS) FROM CONTINUING OPERATIONS                                        13.6          (39.8)          32.4          (22.4)
LOSS FROM DISCONTINUED OPERATIONS - NET OF TAX                                  (0.4)          (0.5)          (0.4)          (0.5)
-----------------------------------------------------------------------------------------------------------------------------------

NET INCOME (LOSS)                                                            $  13.2        $ (40.3)       $  32.0         $(22.9)
-----------------------------------------------------------------------------------------------------------------------------------

AVERAGE SHARES OF COMMON STOCK
     Basic                                                                      27.7           27.2           27.6           27.2
     Diluted                                                                    27.9           27.2           27.8           27.2
-----------------------------------------------------------------------------------------------------------------------------------

BASIC EARNINGS (LOSS) PER SHARE OF COMMON STOCK
     Continuing Operations                                                     $0.50         $(1.46)         $1.18         $(0.82)
     Discontinued Operations                                                   (0.02)         (0.02)         (0.02)         (0.02)
-----------------------------------------------------------------------------------------------------------------------------------

                                                                               $0.48         $(1.48)         $1.16         $(0.84)
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DILUTED EARNINGS (LOSS) PER SHARE OF COMMON STOCK
     Continuing Operations                                                     $0.49         $(1.46)         $1.17         $(0.82)
     Discontinued Operations                                                   (0.02)         (0.02)         (0.02)         (0.02)
-----------------------------------------------------------------------------------------------------------------------------------

                                                                               $0.47         $(1.48)         $1.15         $(0.84)
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DIVIDENDS PER SHARE OF COMMON STOCK                                          $0.3625        $0.3150        $0.7250        $0.6150
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

                           CONSOLIDATED BALANCE SHEET
                                    Millions
                                                JUN. 30,      DEC. 31,
                                                  2006          2005
----------------------------------------------------------------------
ASSETS
Cash and Cash Equivalents                       $   62.8      $   89.6
Short-Term Investments                             120.4         116.9
Other Current Assets                               157.8         167.0
Property, Plant and Equipment                      871.6         860.4
Investments                                        127.8         117.7
Discontinued Operations                                -           2.6
Other                                               45.7          44.6

----------------------------------------------------------------------
TOTAL ASSETS                                    $1,386.1      $1,398.8
----------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities                             $   79.5      $  104.0
Current Maturities                                  61.6           2.7
Long-Term Debt                                     326.9         387.8
Other Liabilities                                  290.3         288.5
Discontinued Operations                                -          13.0
Shareholders' Equity                               627.8         602.8

----------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY      $1,386.1      $1,398.8
----------------------------------------------------------------------

ALLETE NEWS RELEASE                                                       PAGE 3
--------------------------------------------------------------------------------

                                                                         QUARTER ENDED                      YEAR TO DATE
                                                                            JUNE 30,                          JUNE 30,
ALLETE, INC.                                                         2006              2005            2006              2005
--------------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS)
Millions

   Regulated Utility <F1>                                           $ 6.8            $  7.8            $19.8            $ 20.7
   Nonregulated Energy Operations <F1> <F2>                           0.9             (50.5)             1.8             (48.9)
   Real Estate                                                        5.6               2.8             10.6               9.7
   Other                                                              0.3               0.1              0.2              (3.9)
--------------------------------------------------------------------------------------------------------------------------------

   Income (Loss) from Continuing Operations                          13.6             (39.8)            32.4             (22.4)
   Loss from Discontinued Operations                                 (0.4)             (0.5)            (0.4)             (0.5)
--------------------------------------------------------------------------------------------------------------------------------

   Net Income (Loss)                                                $13.2            $(40.3)           $32.0            $(22.9)
--------------------------------------------------------------------------------------------------------------------------------

DILUTED EARNINGS (LOSS) PER SHARE
   Continuing Operations                                            $0.49            $(1.46)           $1.17            $(0.82)
   Discontinued Operations                                          (0.02)            (0.02)           (0.02)            (0.02)
--------------------------------------------------------------------------------------------------------------------------------

                                                                    $0.47            $(1.48)           $1.15            $(0.84)
--------------------------------------------------------------------------------------------------------------------------------

<F1> In 2006,  financial results  for ALLETE's Taconite Harbor Energy  Center are  included in the Regulated Utility segment. In
     2005, Taconite Harbor is included in the Nonregulated Energy Operations segment.
<F2> In April 2005, ALLETE recorded a $50.4 million, or $1.84 per diluted share, charge related to the assignment of the Kendall
     County power purchase agreement.

                                                                         QUARTER ENDED                      YEAR TO DATE
                                                                            JUNE 30,                          JUNE 30,
                                                                     2006              2005            2006              2005
--------------------------------------------------------------------------------------------------------------------------------
STATISTICAL DATA

CORPORATE
   Common Stock
       High                                                         $48.55            $50.33           $48.55            $50.33
       Low                                                          $44.34            $40.12           $42.99            $35.65
       Close                                                        $47.35            $49.90           $47.35            $49.90

   Book Value                                                       $20.70            $19.22           $20.70            $19.22

KILOWATTHOURS SOLD
Millions

   Regulated Utility
       Retail and Municipals
           Residential                                               229.1             229.9            537.1             549.7
           Commercial                                                315.5             300.5            644.2             640.3
           Industrial                                              1,769.9           1,746.9          3,592.2           3,524.0
           Municipals                                                216.1             199.3            435.4             421.3
           Other                                                      18.6              18.1             38.6              38.5
--------------------------------------------------------------------------------------------------------------------------------

                                                                   2,549.2           2,494.7          5,247.5           5,173.8
       Other Power Suppliers                                         515.5             366.9          1,020.6             603.6
--------------------------------------------------------------------------------------------------------------------------------

                                                                   3,064.7           2,861.6          6,268.1           5,777.4
   Nonregulated Energy Operations                                     55.3             399.9            120.9             753.8
--------------------------------------------------------------------------------------------------------------------------------

                                                                   3,120.0           3,261.5          6,389.0           6,531.2
--------------------------------------------------------------------------------------------------------------------------------

REAL ESTATE

   Town Center Development Project
       Commercial Square Footage Sold                              170,695           397,000          250,695           397,000
       Residential Units                                               186                 -              186                 -

   Other Land
       Acres Sold                                                       10                54              466               537
       Lots Sold                                                         -                 -                -                 7
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

[THIS EXHIBIT HAS BEEN FURNISHED AND SHALL NOT BE DEEMED "FILED" FOR PURPOSES OF
SECTION 18 OF THE SECURITIES EXCHANGE ACT OF 1934, NOR SHALL IT BE DEEMED INCORPORATED BY REFERENCE IN ANY FILING UNDER THE SECURITIES ACT OF 1933, EXCEPT AS SHALL BE EXPRESSLY SET FORTH BY SPECIFIC REFERENCE IN SUCH FILING.]